Exhibit 99.1

JMP Group Reports Third Quarter 2020 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--October 28, 2020--JMP Group LLC (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter ended September 30, 2020.

A summary of JMP Group’s operating results for the quarter and nine months ended September 30, 2020, and for comparable prior periods, is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2020	June 30, 2020	Sept. 30, 2019	Sept. 30, 2020	Sept. 30, 2019

Total net revenues	$26,624	$29,993	$21,024	$61,884	$76,259

Net income/(loss) attributable to JMP Group	($3,082)	$1,124	($4,061)	($13,706)	($104)
Net income/(loss) attributable to JMP Group per share	($0.16)	$0.06	($0.21)	($0.70)	($0.01)

Operating net income/(loss)	$2,076	$2,591	($1,963)	$4,130	($991)
Operating net income/(loss) per share	$0.10	$0.13	($0.10)	$0.21	($0.05)

Book value per share	$2.74	$2.87	$3.72	$2.74	$3.72
Adjusted book value per share	$3.58	$3.69	$4.51	$3.58	$4.51

For more information about operating net income, including a reconciliation to net income, and adjusted book value per share, including a reconciliation to book value per share, see the section below titled “Non-GAAP Financial Measures.”

“JMP Group produced another solid quarter, with operating earnings of $0.10 per share driven by capital markets revenues and asset management incentive fees,” said Joe Jolson, chairman and CEO of JMP Group. “Additionally, after a careful review of our expense base, we made structural changes during the quarter that should improve both our short-term and our long-term profitability. Looking ahead, the fourth quarter is off to a great start. We are optimistic that the equity market could remain active through year end, and we anticipate strong advisory revenues as we close a number of M&A deals that are currently in their latter stages.”

“We’re proud of the success we’ve had so far this year in a wide range of areas,“ said Mark Lehmann, CEO of JMP Securities. “In the third quarter alone, JMP Securities underwrote seven IPOs raising a total of $6.1 billion—five in the tech sector, one in life sciences, and one in financial services—and also acted as financial advisor in a high-profile direct listing. Even so, from a quality standpoint, our ECM backlog today is as impressive as it was entering 2020. Our revenue mix is more diverse than ever before, with recent momentum behind SPAC offerings and private capital raises in particular, while our efforts to bolster our strategic advisory capabilities over the past few years have resulted in a strong M&A pipeline, giving us confidence about the remainder of 2020 as well as our prospects for 2021.”

Segment Results of Operations

A summary of JMP Group’s operating net income per share by segment for the quarter and nine months ended September 30, 2020, and for comparable prior periods, is set forth below.

	Quarter Ended			Nine Months Ended
($ as shown)	Sept. 30, 2020	June 30, 2020	Sept. 30, 2019	Sept. 30, 2020	Sept. 30, 2019

Broker-dealer	$0.12	$0.14	($0.06)	$0.25	($0.14)

Asset management:
Asset management fee income	0.01	(0.01)	(0.01)	(0.02)	(0.05)
Investment income	0.06	0.08	0.05	0.20	0.37	(1)
Total asset management	0.07	0.07	0.03	0.19	0.32

Corporate costs	(0.09)	(0.08)	(0.08)	(0.23)	(0.22)

Operating EPS (diluted)	$0.10	$0.13	($0.10)	$0.21	($0.05)
(1)	Includes a gain of $0.08 per share on the sale of a controlling interest in JMP Credit Advisors LLC to Medalist Partners LP.
Note: Due to rounding, numbers in columns above may not sum to totals presented.

For more information about operating net income, including a reconciliation to net income, see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $20.9 million, an increase of 37.1% from $15.2 million for the quarter ended September 30, 2019. For the nine months ended September 30, 2020, investment banking revenues were $57.1 million, an increase of 27.3% from $44.8 million for the nine months ended September 30, 2019.

A summary of the company’s investment banking revenues and transaction counts for the quarter and nine months ended September 30, 2020, and for comparable prior periods, is set forth below.

	Quarter Ended						Nine Months Ended
	Sept. 30, 2020		June 30, 2020		Sept. 30, 2019		Sept. 30, 2020		Sept. 30, 2019
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues
Equity and debt origination	29	$16,152	22	$14,569	17	$8,561	68	$39,277	59	$27,678
Strategic advisory and private placements	4	4,722	5	7,026	6	6,667	13	17,817	15	17,165
Total	33	$20,874	27	$21,595	23	$15,228	81	$57,094	74	$44,843

Brokerage

Net brokerage revenues were $4.2 million, an increase of 5.2% from $4.0 million for the quarter ended September 30, 2019. For the nine months ended September 30, 2020, net brokerage revenues were $14.0 million, an increase of 6.4% from $13.2 million for the nine months ended September 30, 2019.

Total capital markets revenues, which consist of net brokerage revenues produced by the institutional equities division in addition to equity and debt origination revenues generated by the investment banking division, were $20.3 million and $53.3 million for the quarter and nine months ended September 30, 2020, respectively, compared to $12.5 million and $40.8 million for the quarter and nine months ended September 30, 2019, respectively.

Asset Management

Asset management fees were $2.9 million, an increase of 78.8% from $1.6 million for the quarter ended September 30, 2019. For the nine months ended September 30, 2020, asset management fees were $6.3 million, an increase of 11.5% from $5.7 million for the nine months ended September 30, 2019.

A summary of the company’s client assets under management for the quarter ended September 30, 2020, and for comparable prior periods, is set forth below.

(in millions)	Sept. 30, 2020	June 30, 2020	Sept. 30, 2019
Client assets under management (1)	$600	$590	$554
Assets under management by sponsored funds (2)	5,005	5,102	5,241
Client assets under management, including sponsored funds	$5,605	$5,692	$5,795
(1)	Includes assets managed by Harvest Capital Strategies, JMP Asset Management, and HCAP Advisors on behalf of third parties.
(2)	Sponsored funds are asset management strategies in which JMP Group owns an economic interest. Includes assets managed by Medalist Partners Corporate Finance, the former JMP Credit Advisors.

Principal Transactions

Principal transactions generated a net realized and unrealized loss of $2.7 million, compared to a net realized and unrealized loss of $0.3 million for the quarter ended September 30, 2019. For the nine months ended September 30, 2020, principal transactions generated a net realized and unrealized loss of $20.3 million, compared to a net realized and unrealized gain of $6.4 million for the nine months ended September 30, 2019.

The year-over-year differences are largely due to the recent impairment of CLO equity owned by JMP Group. A reduction in the net present value of forecasted cash flows through the end of the expected life of the collateralized loan obligations required impairment charges in the amount of $2.7 million for the quarter ended September 30, 2020, and $17.3 million for the nine months ended September 30, 2020.

Net Interest Income

Net interest income was $0.6 million, an increase of 39.4% from $0.4 million for the quarter ended September 30, 2019. For the nine months ended September 30, 2020, net interest income was $1.2 million, a decrease of 75.7% from $4.7 million for the nine months ended September 30, 2019. The difference in nine-month results is primarily due to a change in the recognition of income from investments in collateralized loan obligations following the sale of a majority interest in JMP Credit Advisors to Medalist Partners in March 2019.

Expenses

Compensation and Benefits

Compensation and benefits expense was $23.5 million, compared to $17.5 million for the quarter ended September 30, 2019. As a percentage of net revenues, compensation and benefits expense was 88.3%, compared to 83.3% for the quarter ended September 30, 2019. For the nine months ended September 30, 2020, compensation and benefits expense was $62.1 million, compared to $54.7 million for the nine months ended September 30, 2019. As a percentage of net revenues, compensation and benefits expense was 100.4%, compared to 71.7% for the nine months ended September 30, 2019.

The year-over-year increases in compensation expense and compensation ratios are inclusive of a severance cost of $2.1 million related to corporate restructuring that occurred during the quarter ended September 30, 2020.

Non-Compensation Expense

Non-compensation expense was $6.4 million and $20.9 million for the quarter and nine months ended September 30, 2020, respectively, compared to $8.9 million and $27.6 million for the quarter and nine months ended September 30, 2019, respectively.

Share Repurchase Activity

JMP Group did not repurchase any outstanding common shares during the quarter ended September 30, 2020.

Personnel

At September 30, 2020, the company had 183 full-time employees, compared to 191 at June 30, 2020, and 208 at September 30, 2019.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables a more meaningful comparison of JMP Group’s financial performance across various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) excludes compensation expense related to share-based awards and deferred compensation, (ii) reverses impairment charges related to CLO equity, (iii) reverses a restructuring charge, (iv) excludes the impact of the early retirement of debt issued by JMP Group and a collateralized loan obligation (or “CLO”), (v) excludes transaction costs related to a CLO, (vi) excludes amortization expense related to a CLO, (vii) reverses unrealized gains or losses related to real estate investment properties, (vi) reverses net unrealized gains and losses on strategic equity investments and warrants, and (vii) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of restricted stock units and options;
  net deferred compensation, which consists of (a) deferred compensation awarded in a given period but recognized as a GAAP expense over the subsequent three years, less (b) GAAP expense recognized in a given period but already reflected in the operating income of a prior period; the purpose of this adjustment is to fully reflect compensation awarded in a given year, notwithstanding the timing of GAAP expense;
  the impairment of CLO equity recorded among principal transactions, as the company believes that the forecasted reduction in future cash flows will be mitigated by a change in the interest rate environment and that distributions will be larger than currently projected;
  a charge recorded in connection with severance costs deriving from a strategic restructuring and reduction in headcount;
  expenses associated with the redemption of senior notes due 2023 in the third quarter of 2019 and the resulting acceleration of the amortization of remaining capitalized issuance costs;
  transaction costs related to the refinancing of notes issued by JMP Credit Advisors CLO III;
  amortization expense related to an intangible asset resulting from the repurchase of a portion of the management fees from JMP Credit Advisors CLO III;
  unrealized gains or losses on commercial real estate investments, adjusted for non-cash expenditures, including depreciation and amortization;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 26% at the consolidated taxable parent company, JMP Group.

A reconciliation of JMP Group’s net income to its operating net income for the quarter and nine months ended September 30, 2020, and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2020	June 30, 2020	Sept. 30, 2019	Sept. 30, 2020	Sept. 30, 2019

Net income/(loss) attributable to JMP Group	($3,082)	$1,124	($4,061)	($13,706)	($104)

Add back/(subtract):
Income tax expense/(benefit)	(128)	176	(1,220)	(7,191)	(5,839)
Income/(loss) before taxes	(3,210)	1,300	(5,281)	(20,897)	(5,943)

Add back/(subtract):
Share-based awards and deferred compensation	71	(130)	753	487	2,184
Impairment of CLO equity	2,746	1,013	-	17,282	-
Restructuring charge	2,056	-	-	2,056	-
Early retirement of debt	-	-	625	89	625
Amortization of intangible asset – CLO III	-	-	-	-	277
Unrealized (gain)/loss – real estate-related depreciation and amortization	438	516	647	1,292	1,425
Unrealized mark-to-market (gain)/loss – strategic equity investments and warrants	704	802	604	5,272	93
Operating income/(loss) before taxes	2,805	3,501	(2,652)	5,581	(1,339)

Income tax expense/(benefit)	729	910	(689)	1,451	(348)
Operating net income/(loss)	$2,076	$2,591	($1,963)	$4,130	($991)

Operating net income/(loss) per share:
Basic	$0.11	$0.13	($0.10)	$0.21	($0.05)
Diluted (1)	$0.10	$0.13	($0.10)	$0.21	($0.05)

Weighted average shares outstanding:
Basic	19,628	19,582	19,324	19,581	20,454
Diluted (1)	19,860	19,744	19,582	19,756	20,584
(1)

On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter and nine months ended September 30, 2020, was 19,628,340 and 19,580,935, respectively. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter and nine months ended September 30, 2019, was 19,324,427 and 20,454,118, respectively. All such share counts were equivalent to the weighted average number of basic shares outstanding, due to the company’s net loss for the periods. Under GAAP, in a period of net loss, dilutive securities are disregarded in the calculation of earnings per share.

Book Value per Share

At September 30, 2020, JMP Group’s book value per share was $2.74. Adding back accumulated depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting reflects the reversal of that expense in the calculation of operating net income. The add-back includes a tax provision related to the expense reversed in a given period, due to the company’s election to be taxed as a C corporation as of January 1, 2019. As a result, adjusted book value per share was $3.58 for the quarter ended September 30, 2020, as set forth below.

(in thousands, except per share amounts)	Sept. 30, 2020	June 30, 2020	Sept. 30, 2019

Shareholders' equity	$53,868	$56,188	$71,849

Accumulated unrealized loss – real estate-related depreciation and amortization	16,456	16,132	15,238
Adjusted shareholders' equity	$70,324	$72,320	$87,087

Book value per share	$2.74	$2.87	$3.72
Adjusted book value per share	$3.58	$3.69	$4.51

Basic shares outstanding	19,636	19,594	19,324

Quarterly operating ROE (1)	15.1%	19.2%	(10.7%)
LTM operating ROE (1)	7.2%	0.4%	1.9%

Quarterly adjusted operating ROE (1)	11.6%	14.8%	(8.9%)
LTM adjusted operating ROE (1)	5.7%	0.3%	1.6%
(1)

Operating return on equity (ROE) equals operating net income divided by average shareholders’ equity. Adjusted operating ROE equals operating net income divided by average adjusted shareholders’ equity. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section above titled “Operating Net Income.”

Conference Call

JMP Group will not hold a conference call in connection with the release of the company’s financial results.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on many factors, including: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the anticipated effects of COVID-19 on the company’s business, results of operations and financial condition, and the potential timelines for reopening the economy and its improvement. Forward-looking statements reflect JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to JMP Group, may identify forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2019, as filed with the U.S. Securities and Exchange Commission on March 30, 2020, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2019, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Any forward-looking statements contained in this press release speak only as of the date hereof. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Disclosure Information

JMP Group uses the investor relations section of its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the company’s website in addition to its press releases, SEC filings, and webcasts.

About JMP Group

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its venture capital and private capital activities through Harvest Capital Strategies and JMP Asset Management; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company, through HCAP Advisors. For more information, visit www.jmpg.com.

JMP GROUP LLC Consolidated Statements of Financial Condition (Unaudited)
(in thousands)	Sept. 30, 2020	Dec. 31, 2019

Assets

Cash and cash equivalents	$56,678	$49,630
Restricted cash and deposits	1,287	1,287
Marketable securities owned	55,497	73,101
Other investments	24,022	35,309
Loans held for investment, net of allowance for loan losses	1,109	1,210
Other assets	74,064	69,720
Total assets	$212,657	$230,257

Liabilities and Shareholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased	$ -	$3,855
Accrued compensation	25,550	30,253
Bond payable, net of issuance costs	80,816	82,584
Note payable	10,610	6,812
Other liabilities	42,431	45,392
Total liabilities	159,407	168,896

Shareholders' Equity:
Total JMP Group LLC shareholders' equity	53,868	61,688
Non-redeemable non-controlling interest	(618)	(327)
Total equity	53,250	61,361
Total liabilities and shareholders' equity	$212,657	$230,257

JMP GROUP LLC Consolidated Statements of Operations (Unaudited)
	Quarter Ended		Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2020	Sept. 30, 2019	Sept. 30, 2020	Sept. 30, 2019

Revenues:
Investment banking	$20,874	$15,228	$57,094	$44,843
Brokerage	4,176	3,968	14,008	13,160
Asset management fees	2,911	1,628	6,339	5,685
Principal transactions	(2,737)	(340)	(20,337)	6,371
Gain/(loss) on sale and payoff of loans	-	-	-	(38)
Net dividend income	4	279	241	868
Other income	841	759	2,688	1,517
Non-interest revenues	26,069	21,522	60,033	72,406

Interest income	2,287	2,328	6,391	19,391
Interest expense	(1,732)	(1,930)	(5,237)	(14,642)
Net interest income	555	398	1,154	4,749

Gain/(loss) on repurchase or early retirement of debt	-	(458)	697	(458)
Provision for loan losses	-	(438)	-	(438)
Total net revenues	26,624	21,024	61,884	76,259

Non-interest expenses:
Compensation and benefits	23,502	17,506	62,101	54,673
Administration	1,408	2,301	4,697	6,978
Brokerage, clearing and exchange fees	620	617	1,901	2,051
Travel and business development	65	1,263	1,041	3,631
Managed deal expenses	990	685	2,528	2,552
Communications and technology	1,072	1,061	3,286	3,241
Occupancy	1,194	1,196	3,587	4,028
Professional fees	776	1,236	2,397	3,513
Depreciation	278	307	1,223	915
Other	(7)	200	201	700
Total non-interest expense	29,898	26,372	82,962	82,282

Net income/(loss) before income tax	(3,274)	(5,348)	(21,078)	(6,023)
Income tax expense/(benefit)	(128)	(1,220)	(7,191)	(5,839)
Net income/(loss)	(3,146)	(4,128)	(13,887)	(184)
Less: Net income/(loss) attributable to non-redeemable non-controlling interest	(64)	(67)	(181)	(80)
Net income/(loss) attributable to JMP Group	($3,082)	($4,061)	($13,706)	($104)

Net income/(loss) attributable to JMP Group per share:
Basic	($0.16)	($0.21)	($0.70)	($0.01)
Diluted	($0.16)	($0.21)	($0.70)	($0.01)

Weighted average common shares outstanding:
Basic	19,628	19,324	19,581	20,454
Diluted	19,628	19,324	19,581	20,454

Contacts

Investor Relations Contact
JMP Group LLC

Andrew Palmer
(415) 835-8978
apalmer@jmpg.com

Media Relations Contacts
Dukas Linden Public Relations, Inc.

Zach Leibowitz
(646) 722-6528
zach@dlpr.com

Michael Falco
(646) 808-3611
michael@dlpr.com